EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2020-B22 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MGM Grand & Mandalay Bay Mortgage Loan, Citibank, N.A., as Custodian for the MGM Grand & Mandalay Bay Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the MGM Grand & Mandalay Bay Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 4 West 58th Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 4 West 58th Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 4 West 58th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 4 West 58th Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 4 West 58th Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Grace Building Mortgage Loan, Situs Holdings, LLC, as Special Servicer for The Grace Building Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Grace Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Grace Building Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Grace Building Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for The Grace Building Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for The Grace Building Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 32-42 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 32-42 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 32-42 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 32-42 Broadway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 32-42 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the JW Marriott Nashville Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the JW Marriott Nashville Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the JW Marriott Nashville Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the JW Marriott Nashville Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the JW Marriott Nashville Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the McClellan Business Park Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the McClellan Business Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the McClellan Business Park Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the McClellan Business Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the McClellan Business Park Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the McClellan Business Park Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the McClellan Business Park Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Cabinetworks Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Cabinetworks Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Cabinetworks Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Cabinetworks Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Cabinetworks Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hotel ZaZa Houston Museum District Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hotel ZaZa Houston Museum District Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Hotel ZaZa Houston Museum District Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hotel ZaZa Houston Museum District Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Hotel ZaZa Houston Museum District Mortgage Loan.

Dated: March 17, 2021

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)